Exhibit 77K


KPMG LLP served as the independent public accountants for the Fund's last fiscal year. The client-auditor relationship between KPMG and the Fund ceased as of April 14, 2000. KPMG's reports on the financial statements for the Fund during the Fund's last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and any subsequent interim period, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.


PricewaterhouseCoopers LLP served as the independent public accountants for the Fund since April 14, 2000. PricewaterhouseCoopers LLP was informed of the cessation of the client-auditor relationship on May 25, 2000. PricewaterhouseCoopers LLP's reports on the financial statements for the Fund for the year ended March 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During their engagement as independent auditors and any subsequent interim period, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCooper to make reference to the subject matter of the disagreement in connection with its report.

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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:   Van Kampen Trust
                  Van Kampen High Yield Fund
                  Van Kampen Strategic Income Fund

Commissioners:

We have read the statements made by the Van Kampen Funds listed in the attachment, which we understand will be filed with the Commission, pursuant to Items 77K and 102J of For N-SAR, as part of the Company's Form N-SAR report dated March 31, 2000. We agree with the statements concerning our Firm in such Form N-SAR report.


Very truly yours,

PricewaterhouseCoopers LLP



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May 31, 2000


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for the Van Kampen High Yield Fund (the
Fund) and, under the date May 5, 1999, we reported on the financial statements of the Fund as of and for the year ended March 31, 1999. On April 14, 2000, our appointment as principal accountants was terminated. We have read the statements in Exhibit 77K of the Form N-SAR dated May 31, 2000 and we agree with such statements.

Very truly yours,

KPMG LLP

May 31, 2000


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for the Van Kampen Strategic Income Fund (the Fund) and, under the date May 6, 1999, we reported on the financial statements of the Fund as of and for the year ended March 31, 1999. On April 14, 2000, our appointment as principal accountants was terminated. We have read the statements in Exhibit 77K of the Form N-SAR dated May 31, 2000 and we agree with such statements.

Very truly yours,

KPMG LLP